EXHIBIT 10.1

EXECUTION VERSION

SUBSCRIPTION AND BACKSTOP PURCHASE AGREEMENT

SUBSCRIPTION AND BACKSTOP PURCHASE AGREEMENT, dated September 29, 2015 (this “Agreement”), by and among Affinion Group Holdings, Inc., a Delaware corporation (the “Company”), Affinion International Holdings Limited (“Issuer” and together with the Company, the “Affinion Parties” and each individually, an “Affinion Party”) and Empyrean Capital Partners, L.P., a Delaware limited partnership (the “Backstop Provider”). Each of the foregoing parties hereto are collectively referred to as the “Parties” and individually as a “Party.” Unless otherwise specified herein, all capitalized terms used and not defined herein shall have the meanings ascribed to them in the Restructuring Support Agreement, dated as of the date of this Agreement, by and among the Company, Issuer and certain other Subsidiaries of the Company, on the one hand, and certain holders of debt and equity of the Company and its Subsidiaries, on the other hand (such agreement, together with all exhibits, term sheets, schedules and annexes thereto, as amended, restated or otherwise modified pursuant to the terms thereof, the “RSA”).

WHEREAS, concurrently with the execution of this Agreement, the Company intends to implement a financial restructuring in accordance with the terms and conditions set forth in the RSA and the agreements contemplated thereby (the “Restructuring”) relating to the existing debt and other obligations of the Company and certain of its Subsidiaries;

WHEREAS, the Restructuring provides for a Rights Offering in which the Issuer will offer the opportunity to purchase $110.0 million of units (“Rights Offering Units”) consisting of (i) $1,000 principal amount of 7.5% Cash/PIK Senior Notes due 2018 of Issuer (the “New International Notes”) and (ii) 22.73 shares of the newly created and authorized common stock, par value $0.01 per share, of the Company (the “New Common Stock”) at a purchase price per unit of $1,000, to the purchasers thereof in the relative amounts and subject to the restrictions set forth in the RSA. The aggregate purchase price of the Rights Offering Units shall be $110,000,000 (the “Purchase Price”);

WHEREAS, the Backstop Provider has reviewed the RSA;

WHEREAS, subject to the terms and conditions hereof, the Backstop Provider has agreed to subscribe for, and purchase, its Subscription Purchase (defined below), and the Company hereby does enter into the Put Option (defined below) with the Backstop Provider; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

Section 1.
Definitions

The following terms will have the meaning set forth below:

“Affiliate” of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Affinion Parties” has the meaning assigned to it in the Preamble.

“Agreement” has the meaning assigned to it in the Preamble.

“Backstop Premium” means, with respect to the Backstop Provider, 5% of the Purchase Price.

“Backstop Provider” has the meaning assigned to it in the Preamble.

“Backstop Purchase” has the meaning assigned to it in Section 2.2 hereof.

“Backstop Purchase Amount” means the result of (i) the Purchase Price less (ii) the aggregate amount of all Rights Offering Units subscribed for and purchased in the Rights Offering by the purchasers thereof (other than the portion of the Rights Offering Units purchased by the Backstop Provider in its capacity as such pursuant to this Agreement).

“Backstop Purchase Notice” has the meaning assigned to it in Section 2.2 hereof.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Company” has the meaning assigned to it in the Preamble.

“Company Reports” has the meaning assigned to it in Section 3.6 hereof.

“DTC” means The Depository Trust Company.

“Effective Date” has the meaning assigned to it in Section 2.3(a) hereof.

“GAAP” means generally accepted accounting principles, consistently applied, as applicable for the relevant entity for which accounts are being prepared on the basis of the jurisdiction in which such entity was incorporated, organized or formed and registered.

“Governmental Authority” means (a) any national, federal, state, county, municipal, local or foreign or supranational government, or other political subdivision thereof, (b) any entity exercising executive, legislative, judicial, regulatory, tribunal, taxing or administrative functions of or pertaining to government, and (c) any arbitrator or arbitral body or panel, department, ministry, instrumentality, agency, court, commission or body of competent jurisdiction.

“Indenture” means the indenture governing the New International Notes.

“Issuer” has the meaning assigned to it in the Preamble.

“Judgments” mean, collectively, judgments, orders, injunctions, decrees, rulings, stipulations or awards (whether rendered by a court, administrative agency or other Governmental Authority, or by settlement or agreement, arbitration or otherwise).

“Laws” means, collectively, laws, codes, statutes, regulations, requirements, variances, writs, ordinances of any Governmental Authority or Judgments.

“Limited Warrants” means Limited Warrants of the Company, as defined in the RSA.

“Loss” means any liability, charge, legal action or proceeding, assessed interest, penalty, tax, fee, obligation of any kind or nature (whether accrued or fixed, or absolute or contingent), loss, damage, claim, cost or expense, including court costs and reasonable attorneys’ fees and expenses and disbursements.

“Material Adverse Effect” means, a change, effect, event, occurrence, development, circumstance or state of facts that, either alone or in combination, has had or would reasonably be expected to have a materially adverse effect on (a) the business, properties, operations, condition (financial or otherwise) or results of operations of the Affinion Parties taken as a whole, or (b) its ability to perform its obligations under this Agreement; except any change, effect, event, occurrence, development, circumstance or state of facts arising out of, resulting from or attributable to any of the following after the date hereof: (i) a general change or development in the economy, market (including the capital, financial, credit or securities markets) or political environment, (ii) a general change or development in any of the industries in which the Affinion Parties operate, (iii) a change or proposed change in Law or the interpretation thereof affecting such industries, (iv) a change or proposed change in GAAP or the interpretation thereof, (v) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war, any other acts of war (whether declared or undeclared), sabotage, military action or any escalation or worsening thereof, earthquakes or similar catastrophes, or the occurrence of any other calamity or crisis, including an act of terrorism, (vi) the announcement, pendency or consummation of this Agreement and/or the Transactions, or the failure to take actions as a result of any terms or conditions set forth in this Agreement, (vii) any action taken that is required by this Agreement or at the express request of the Backstop Provider, (viii) any failure to meet internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period (it being understood that the underlying cause of any such failure may be taken into consideration when determining whether a Material Adverse Effect has occurred unless otherwise excluded pursuant to the terms of this definition; provided, that, with respect to the matters described in any of the foregoing clauses (i) through (v), such matter shall only be excluded in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such matter does not have a disproportionate adverse effect on the Affinion Parties, taken as a whole, relative to other comparable participants operating in the principal industries in which the Affinion Parties operate.

“New Common Stock” has the meaning assigned to it in the Recitals hereto.

“New International Notes” has the meaning assigned to it in the Recitals hereto.

“Party” has the meaning assigned to it in the Preamble.

“Payment Date” has the meaning assigned to it in Section 2.3(a) hereof.

“Person” includes all natural persons, corporations, business trusts, limited liability companies, associations, companies, partnerships, joint ventures and other entities, as well as governments and their respective agencies and political subdivisions.

“Purchase Price” has the meaning assigned to it in the Recitals hereto.

“Put Option” has the meaning assigned to it in Section 2.2 hereof.

“Restructuring” has the meaning assigned to it in the Recitals hereto.

“Rights Offering Units” has the meaning assigned to it in the Recitals hereto.

“RSA” has the meaning assigned to it in the Recitals hereto.

“Satisfaction Notice” has the meaning assigned to it in Section 2.2 hereof.

“Shareholders Agreement” means the Shareholders Agreement by and among the Company and the stockholders party thereto, as the same may be amended, modified or restated from time to time.

“Subscription Expiration Date” has the meaning assigned to it in Section 2.1(c) hereof.

“Subscription Purchase” has the meaning assigned to it in Section 2.1(b) hereof.

“Subscription Purchase Notice” has the meaning assigned to it in Section 2.1(c) hereof.

“Transactions” has the meaning assigned to it in Section 3.5 hereof.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC.

“Trustee” means the trustee under the New International Notes.

“Unsubscribed Rights Offering Units” means the Rights Offering Units that have not been duly purchased by subscribers in the Rights Offering.

Section 2.
The Rights Offering and Backstop Commitment

The Rights Offering

(a)The Company will commence, administer and consummate the Rights Offering in accordance with the RSA. The Rights Offering shall be conducted and consummated by and among the Company and the purchasers thereof on the terms, subject to the conditions and limitations and in accordance with the procedures set forth herein and in the RSA.

(b)Subject to the Company’s compliance with the terms hereof, the Backstop Provider hereby agrees to subscribe for its portion of Rights Offering Units offered pursuant to the Rights Offering as calculated in accordance with the RSA and Definitive Documentation (the “Subscription Purchase”).

(c)On or before October 28, 2015 (the “Subscription Expiration Date”), the Company shall notify the Backstop Provider in writing (the “Subscription Purchase Notice”) as to the amount of its Subscription Purchase.  The Backstop Provider hereby agrees to take all action and execute and deliver all documents required to execute its Subscription Purchase and exercise all its obligations pursuant to the Rights Offering through the Payment Date (as defined below).

Backstop Commitment

. On and subject to the terms and conditions hereof, the Backstop Provider hereby grants to the Issuer an option (collectively, the “Put Option”) to require the Backstop Provider to purchase Unsubscribed Rights Offering Units on the Effective Date (as defined below) subject to the terms and conditions of this Agreement.  On or before the first (1st) Business Day after the Subscription Expiration Date, the Company shall notify the Backstop Provider in writing of either (i) the election of the Issuer to require the Backstop Provider to purchase Unsubscribed Rights Offering Units by payment of the Backstop Purchase Amount, which election shall include a true and accurate calculation of the Backstop Purchase Amount (the “Backstop Purchase Notice”), it being understood and agreed that the Put Option shall automatically and irrevocably be deemed to have been exercised by the Issuer, without the need for delivery of written notice or the taking of any other further action by the Issuer, the Company or any other Person, if the conditions set forth in Section 7.1 shall have been satisfied or waived in accordance with this Agreement or (ii) in the event that all the Rights Offering Units have been subscribed for and purchased by the purchasers thereof in the Rights Offering, that the Issuer’s Put Option to require the Backstop Provider to purchase additional Rights Offering Units hereunder is not being exercised (the “Satisfaction Notice”). The Backstop Provider shall subscribe for and purchase its Backstop Purchase Amount, if any, with respect to the Rights Offering Units referred to in clause (i) in the immediately preceding sentence (the “Backstop Purchase”) on the applicable Payment Date. The Backstop Provider hereby agrees to take all action and execute and deliver all documents required to execute its Backstop Purchase and exercise all its obligations as a purchaser of Rights Offering Units pursuant to the Rights Offering through the Payment Date.  To the extent the Backstop Provider would require the prior approval of a regulator having jurisdiction over the Company or any of its subsidiaries to acquire New Common Stock in the Rights Offering as part of the Rights Offering Units, and such approval has not been obtained, the Backstop Provider shall receive (x) that number of shares of New Common Stock that the Backstop Provider is permitted to acquire without such regulatory approval and (y) Limited Warrants for the balance of the shares of New Common Stock that would otherwise have been issued but for the regulatory restriction. The  Limited Warrants will be exercisable when and if the Backstop Provider provides notice to the Company that the Backstop Provider has received the requisite regulatory approval or is no longer subject to the regulatory approval as a result of its transfers of shares of New Common Stock.

2.3	Payment; Closing.

(a)The Backstop Provider hereby agrees to pay the applicable portion of the Purchase Price in respect of its Subscription Purchase and Backstop Purchase, respectively, by wire transfer of immediately available funds to an account designated by the Company, by 10:00 am New York City time on the date on which all conditions to the occurrence of the effective date of the Restructuring in accordance with the Definitive Documentation (the “Effective Date”) (other than the condition of receipt of payment from the Backstop Provider of applicable portion of the Purchase Price in respect of their Subscription Purchase and Backstop Purchase) have been satisfied or waived in accordance with the RSA (as applicable, the “Payment Date”).

(b)On the Effective Date, the Company shall take all necessary actions with the Trustee and DTC to have the New International Notes be issued in book-entry form, and shall notify the Backstop Provider of any actions required to be taken by, or on behalf of the Backstop Provider through its broker, for the New International Notes purchased by the Backstop Provider on the Effective Date to be credited to the account of the Backstop Provider in accordance with applicable procedures of DTC.  All shares of New Common Stock that are purchased in the Rights Offering will be issued in book-entry, uncertificated form, and the Transfer Agent shall send the Backstop Provider a direct registration (DRS) account statement reflecting ownership of the shares of New Common Stock purchased by the Backstop Provider in the Rights Offering.

(c)The Company hereby agrees to pay or cause the Backstop Provider to be paid the Backstop Premium, which shall only be deemed earned on the Effective Date, on the Effective Date, in consideration for the Backstop Provider’s agreement to effect a Backstop Purchase herein upon the satisfaction or waiver of the conditions set forth in Section 7.1; provided, however, that the Company will not be obligated to pay the Backstop Premium to the Backstop Provider if the Backstop Provider is in material default as of the Payment Date under any of its obligations the satisfaction of which is required to effect the Restructuring pursuant to the Agreement or the RSA and such default is not cured by the Backstop Provider on or before (i) with respect to a default under this Agreement, the fifth (5th) Business Day following the Company’s delivery of a notice of such breach to the Backstop Provider, and (ii) with respect to a default under the RSA, the end of the applicable cure period under the RSA.

Section 3.
Representations and Warranties of the Affinion Parties

The Affinion Parties represent and warrant to the Backstop Provider, in its capacity as such, as of the date hereof, as follows:

3.1Each of the Affinion Parties is a corporation, limited liability company or limited company, as applicable, duly organized, validly existing and in good standing under the laws of the State of Delaware or England.

3.2Each of the Affinion Parties has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder and have taken all necessary corporate, limited liability company or other action, as applicable, to authorize the execution, delivery, and performance of this Agreement.

3.3This Agreement has been duly executed and delivered by the Affinion Parties. This Agreement is the legal, valid, and binding obligation of the Affinion Parties, enforceable against the Affinion Parties in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally and is in full force and effect.

3.4Issuer is a direct or indirect wholly-owned Subsidiary of the Company.

3.5Neither the execution and delivery by the Affinion Parties of this Agreement, the compliance by the Affinion Parties with the terms and conditions hereof, nor the consummation by the Affinion Parties of the transactions contemplated by this Agreement (the “Transactions”) will (i) violate, result in a breach of, or constitute a default under their respective certificates of incorporation, bylaws, certificate of formation, articles of association or limited liability company agreement, as applicable, or the respective organization documents of their Subsidiaries; (ii) violate, result in a breach of, or constitute a default under (with or without notice or lapse of time, or both) any contract, judgment, order, or decree to which the Affinion Parties is a party or is otherwise bound, including, without limitation, the Credit Agreement, the AGI Senior Notes, the 11.625% Senior Notes due 2015 of the Company, and the 11.5% Subordinated Notes due 2015 of Affinion Group, or give to others any rights or interests (including rights of purchase, termination, cancellation or acceleration) under any such agreement or instrument; or (iii) conflict with or violate any applicable laws, statutes, rules, regulations, ordinances judgments or orders (whether federal, state, local or foreign), except in the case of clause (ii) as would not reasonably be expected to materially and adversely affect any or all of the Affinion Parties.

3.6Each of the Company and Affinion Group has filed or furnished, as applicable, all SEC Filings required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since December 31, 2014 (the SEC Filings since December 31, 2014 and through the date hereof, including any amendments thereto, the “Company Reports”). As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment), each of the Company Reports, as amended, complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment), the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

The Offering Memorandum and any amendments or supplements thereto (i) do not and will not, as of the commencement, expiration and settlement of the Exchange Offers, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except insofar as such statement or omission was made in reliance upon information furnished by any Significant Holder for use therein) and (ii) will not have been amended or modified without the prior written consent of the requisite Holders required to approve such amendment or supplement.

3.7Each of the Company’s and Affinion Group’s consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports were prepared (i) in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of interim consolidated financial statements, where information and footnotes contained in such financial statements are not required under the rules of the SEC to be in compliance with GAAP) and (ii) in compliance, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and in each case such consolidated financial statements fairly presented, in all material respects, the consolidated financial position, results of operations, changes in stockholder’s equity and cash flows of the Company or Affinion Group, as applicable, and its consolidated Subsidiaries as of the respective dates thereof and for the respective periods covered thereby (subject, in the case of unaudited statements, to normal year-end adjustments).

The issuance of the New Common Stock, the Limited Warrants (as defined in Exhibit A to the RSA) and the New Class C/D Common Stock (as defined in Exhibit B to the RSA) (collectively, the “New Equity”) is, subject to the closing of the Exchange Offer and Rights Offering, duly authorized by the Company and upon consummation of the Transactions in accordance with the RSA, the New Equity will be validly issued, fully paid and nonassessable. The New Equity issuable upon the exercise of the Limited Warrants (as defined in Exhibit A to the RSA), will be, prior to issuance, duly authorized, will be validly issued, fully paid and nonassessable, will not be subject to any right of first refusal, preemptive right or subscription right and will not be issued in violation of the certificate of incorporation, by-laws or other organizational documents of the Company.

3.8The issuance of the New International Notes has been duly authorized by Issuer and, upon issuance pursuant to the Rights Offering, the New International Notes shall be a legal, valid and binding obligation of Issuer, enforceable against Issuer in accordance with their terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

3.9On or prior to the consummation of the Rights Offering, any guarantee made by a Subsidiary of an Affinion Party relating to the issuance of the New International Notes, including the Guarantors’ obligations hereunder, will be duly authorized by such Subsidiary and, upon issuance of the New International Notes, the guarantee shall be a legal, valid and binding obligation of the applicable Subsidiary, enforceable against such Subsidiary in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and is in full force and effect.

3.10As of the date of this Agreement, the execution, delivery, and performance of this Agreement by each Affinion Party does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with, or by, any Federal, state, or other Governmental Authority or regulatory body, except (i) any of the foregoing as may be necessary and/or required for disclosure by the SEC and applicable state securities or “blue sky” laws, (ii) filings of amended certificates of incorporation or articles of formation or other organizational documents with applicable state authorities, and other registrations, filings, consents, approvals, notices, or other actions that are reasonably necessary to maintain permits, licenses, qualifications, and governmental approvals to carry on the business of the Affinion Parties, (iii) such as have been disclosed in the Offering Memorandum and (iv) any other registrations, filings, consents, approvals, notices, or other actions, the failure of which to make, obtain or take, as applicable, would not be reasonably likely, individually or in the aggregate, to materially delay or materially impair the ability of any Party hereto to consummate the Transactions.

3.11Assuming the truth and accuracy of the representations of the Backstop Provider set forth in Section 4.4, it is not necessary, in connection with the issuance of the Rights Offering Units to the Backstop Provider, to register the Rights Offering Units under the Securities Act.

Section 4.
Representations and Warranties of THE BACKSTOP PROVIDER

The Backstop Provider represents and warrants to the Company as of the date hereof as follows:

4.1The Backstop Provider has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

4.2This Agreement has been duly executed and delivered by the Backstop Provider. This Agreement is the legal, valid, and binding obligation of the Backstop Provider, enforceable against the Backstop Provider in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

4.3Subject to the Approvals, the Backstop Provider is not a party to any contracts or other agreements that would conflict with, restrict, or prohibit the Backstop Provider’s ability to fulfill its obligations under this Agreement.

4.4The Backstop Provider is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or (ii) an institutional “accredited investor” (within the meaning of Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act).

4.5The Backstop Provider acknowledges that it has had the opportunity to speak with a representative of the Affinion Parties and to obtain and review information reasonably requested by the Backstop Provider from the Affinion Parties.

4.6The Backstop Provider understands that it may be required to bear the economic risk of its investment in the Rights Offering Units indefinitely, and is able to bear such risk and the risk of a complete loss of its investment in the Rights Offering Units.

4.7The Backstop Provider understands that the Rights Offering Units have not been registered under the Securities Act or any state securities laws and that the Rights Offering Units are being offered to such Backstop Provider in reliance on specific exemptions from the registration requirements of the Securities Act and state securities laws and regulations and agrees that the Affinion Parties may rely upon the truth and accuracy of, and the Backstop Provider’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Backstop Provider set forth herein in order to determine the availability of such exemptions and the eligibility of the Backstop Provider to acquire the Rights Offering Units. The Backstop Provider understands that there is no established market for the Rights

Offering Units and that no public market for the Rights Offering Units may develop. The Backstop Provider understands that no United States federal or state agency or any other Governmental Authority has passed on or made any recommendation or endorsement of the Rights Offering Units or the fairness or suitability of the investment in the Rights Offering Units, nor have such authorities passed upon or endorsed the merits of the Rights Offering.

4.8The Backstop Provider is acquiring the Rights Offering Units for investment purposes only for the account of the Backstop Provider and not for distribution in violation of any federal or state securities laws.

4.9The Backstop Provider has conducted its own independent evaluation, made its own analysis and consulted with advisors as it has deemed necessary, prudent, or advisable in order for the Backstop Provider to make its own determination and decision to execute and deliver this Agreement and enter into the Transactions. The Backstop Provider has adequate information to evaluate the Transactions and has had the opportunity to discuss such information with its advisors.

Section 5.
Additional Covenants

The Company and the Backstop Provider hereby agree and covenant as follows:

5.1Legends. The certificates evidencing the (a) New International Notes to be purchased hereunder will bear the legend as set forth in the Indenture and (b) shares of New Common Stock to be purchased hereunder will bear the legend as set forth in the Shareholders Agreement.

Further Assurances. From time to time after the date of this Agreement, the Parties hereto shall execute, acknowledge and deliver to the other Parties such other instruments, documents, and certificates and will take such other actions as the other Parties may reasonably request in order to consummate the Transactions.

5.3Access to Books and Records. The Affinion Parties shall provide to the Backstop Provider and its advisors and representatives reasonable access during normal business hours to all books, records, documents, properties, personnel, advisors and representatives of the Affinion Parties; provided, that the foregoing shall not require the Affinion Parties (a) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Affinion Parties would cause any of the Affinion Parties to violate any of its obligations with respect to confidentiality to a third party if the Affinion Parties shall have used its commercially reasonable efforts to obtain, but failed to obtain, the consent of such third party to such inspection or disclosure, (b) to disclose any legally privileged information of any of the Affinion Parties as determined based on the advice of its legal counsel, or (c) to violate any Laws.  In addition, the Affinion Parties shall promptly provide written notification to the Backstop Provider of any material claim or litigation, arbitration or administrative proceeding that is overtly threatened in writing or filed against the Company or Issuer from the date hereof until the earlier of the (i) Effective Date and (ii) termination of this Agreement.  Any requests for information and access provided by the Affinion Parties to the Backstop Provider pursuant to this Section 5.3 shall be directed to an executive officer of the Company, the Company’s advisors or such person as may be designated by the Company’s executive officers.

The Backstop Provider hereby agrees that any information acquired by the Backstop Provider or its representatives pursuant to this Section 5.3 shall constitute “Confidential Information” as defined in the confidentiality agreement between the Backstop Provider and the Company or any of its Affiliates (the “Confidentiality Agreement”), subject to the terms and conditions thereof; provided, however, that for such purposes, (x) the term “Restricted Period” shall mean the period beginning on the date the Affinion Parties deliver such information and ending on the earlier of (1) the date that the Affinion Parties publicly disclose such information and (2) the date that is two (2) Business Days following the Affinion Parties’ delivery of such information and (y) the term “Termination Date” as used in Section 5 of the Confidentiality Agreement shall mean the last day of the Restricted Period as defined in the preceding clause (x).

5.4Commercially Reasonable Efforts. The Affinion Parties shall use commercially reasonable efforts to cause the conditions set forth in Section 6 to be satisfied and to consummate the Transactions.

Indemnity and Reimbursement.

(a)Indemnity.  Each of the Company and the Issuer (in such capacity, the “Indemnifying Party”) shall indemnify, defend and hold harmless Backstop Provider and its Affiliates, and each of their respective directors, officers, partners, members, employees, agents, counsel, advisors and assignees (each, an “Indemnified Party”) for any Losses in connection with, arising from or relating to any third party claim, litigation, investigation or proceeding (collectively, a “Claim”) brought in connection with any act or omission in connection with, arising from or relating to this Agreement, the Rights Offering, the consummation of this Agreement; provided, that the foregoing indemnity will not, as to any Indemnified Party, apply to any Losses (i) to the extent it is found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of any of the Indemnified Parties; and/or (ii) arising out of any Claim made or initiated by the Backstop Provider or any of its Affiliates, including any such Claim for breach of this Agreement.

(b)Procedures.  Promptly after receipt by an Indemnified Party of knowledge that a Claim exists (a “Claim Proceeding”), such Indemnified Party will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, promptly (and in any event within ten Business Days) notify the Indemnifying Party in writing of the commencement thereof; provided that (i) the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have to an Indemnified Party otherwise than on account of this Section 5.5.  In case any such Claim Proceedings are brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Party, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided that if the defendants in any such Claim Proceedings include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such Indemnified Party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Claim Proceedings on behalf of such Indemnified Party. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such Claim Proceedings and approval by such Indemnified Party of counsel, the Indemnifying Party shall not be liable to such Indemnified Party for expenses incurred by such Indemnified Party in connection with the defense thereof (other than reasonable costs of investigation) unless (x) such Indemnified Party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the preceding sentence, (y) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party within a reasonable time after notice of commencement of the Claim Proceedings or (z) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Party.

(c)Settlements.  The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, but if settled with such consent, the Indemnifying Party shall indemnify the Indemnified Party from and against any Loss by reason of such settlement, subject to the rights of the Indemnifying Party in Section 5.5(a) to claim exemption from its indemnity obligations.  The Indemnifying Party shall not, without the prior written consent of an Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), enter into any settlement of any Claim Proceeding unless such settlement (i) includes an explicit and unconditional release of all Indemnified Parties from the party bringing such Claim Proceeding, (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any Indemnified Party and (iii) does not include any equitable remedy or obligation of any kind binding on the Indemnified Party.   The obligations of the Indemnifying Party under this Section 5.5 shall survive any termination or rejection of this Agreement.

(d)Reimbursement.  Each of the Company and the Issuer shall also reimburse the Backstop Provider, without duplication, for all reasonable and documented out-of-pocket costs and expenses, including reasonable and documented fees of one counsel, incurred by the Backstop Provider in connection with the negotiation of, and performance of its obligations under, this Agreement, the RSA and such other documents as are necessary in order to effectuate the transactions contemplated by the RSA.

Section 6.
Conditions to BACKSTOP PROVIDER’S Obligations

Conditions to Backstop Provider’s Obligations.

The obligation of the Backstop Provider to consummate the Subscription Purchase and the Backstop Purchase shall be subject, in each case, to the satisfaction of each of the following conditions on the Payment Date:

(a)Representations and Warranties. (i) the representations and warranties of each of the Affinion Parties set forth in Sections 3.1, 3.2, 3.8 and 3.11 must be true in all respects as if made at and as of the Payment Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), and (ii) the other representations and warranties of each of the Affinion Parties set forth in Section 3 shall be true and correct in all material respects as if made at and as of the Payment Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date);

(b)Performance. The Affinion Parties shall have performed in all material respects its obligations hereunder (or cured any default thereof within the period specified in Section 8.10 hereof) required to be performed by it at or prior to the Payment Date;

(c)Restructuring Support Agreement. The RSA shall not have terminated, and no material default thereunder by any Affinion Party shall have occurred and be continuing, unless waived in writing by the requisite Holders under the RSA or cured within the time period specified in, and otherwise in accordance with, the RSA;

(d)Effectiveness of Definitive Documentation. All conditions to the effectiveness set forth in the Definitive Documentation shall have occurred or been waived in accordance with the terms thereof (other than the consummation of this Agreement) and the transactions contemplated by the Definitive Documentation (in the form attached to the RSA upon execution and delivery thereof) shall not have been amended or modified in any material respect without the consent of the Backstop Provider;

(e)Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of the RSA;

(f)Purchase Notice. The Company shall have delivered to the Backstop Provider either a Backstop Purchase Notice or a Satisfaction Notice in accordance with Section 2.2;

(g)Backstop Premium. The Affinion Parties shall have paid to the Backstop Provider the Backstop Premium as set forth in Section 2.3(c);

(h)Rights Offering. All conditions to the consummation of the Rights Offering, except for the receipt by the Company of the Purchase Price in respect of the aggregate amount of the Rights Offering Units subscribed for by all the purchasers thereto in the Rights Offering, shall have been fulfilled; and

(i)Closing Certificate. Each of the Affinion Parties shall have furnished to the Backstop Provider prior to 9:00 am, New York City time, on the Payment Date, a certificate, signed by an executive officer of such Affinion Party and dated as of the Payment Date, to the effect that the conditions specified in Sections 6.1(a) and 6.1(b) have been satisfied.

Section 7.
Conditions to THE Issuer’s Obligations

Conditions to Issuer’s Obligations.

7.2 The obligations of the Issuer to issue Rights Offering Units to the Backstop Provider in respect of the Subscription Purchase and Backstop Purchase, respectively, pursuant to Section 2 (but not the obligations of the Company, or the Issuer in respect of its indemnification obligations pursuant to Section 5.5) are subject to the satisfaction (or the waiver by the Company) of the following conditions as of the Payment Date:

(a)Representations and Warranties. (i) The representations and warranties of the Backstop Provider set forth in Sections 4.1, 4.2, and 4.4 must be true in all respects as if made at and as of the Payment Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), and (ii) The other representations and warranties of the Backstop Provider set forth in Section 4 shall be true and correct in all material respects as if made at and as of the Payment Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date);

(b)Performance. The Backstop Provider shall have performed in all material respects its obligations hereunder (or cured any default thereof within the period specified in Section 8.10) required to be performed by it at or prior to the Payment Date;

(c)No Legal Impediment to Issuance. No statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued that prohibits the Backstop Purchase or the consummation of the other Transactions;

(d)Effectiveness of Definitive Documentation. All conditions to the effectiveness set forth in the Definitive Documentation shall have occurred or been waived in accordance with the terms thereof (other than the consummation of this Agreement) and the transactions contemplated by the Definitive Documentation (in the form attached to the RSA upon execution and delivery thereof) shall not have been amended or modified in any material respect without the consent of the Company; and

(e)Restructuring Support Agreement. The RSA shall not have terminated and no material default thereunder by the Backstop Provider shall have occurred and be continuing, unless waived in writing by the Company or cured within the time period specified in, and otherwise in accordance with, the RSA.

Notwithstanding anything herein to the contrary, in the event that the Restructuring (including, for the avoidance of doubt, the Rights Offering) is consummated and, in connection therewith, the Backstop Provider performed in all material respects its obligations hereunder and under the RSA required to be performed by it at or prior to the Payment Date, all of the foregoing closing conditions in this Section 7.1, to the extent not satisfied as of the Payment Date, shall be deemed waived by the Company and Issuer.

Section 8.
Miscellaneous

8.1Notices. All notices, requests, consents, and other communications hereunder to any Party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile, electronic mail, nationally recognized overnight courier, or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such Party at the address set forth below or such other address as may hereafter be designated in writing by such Party to the other Parties:

If to the Backstop Provider:

As specified on the signature pages hereto,

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, IL 60611

Attention: Richard A. Levy

Facsimile No.: 312-993-9767

Electronic mail: richard.levy@lw.com

If to the Company or Issuer:

c/o Affinion Group, Inc.
6 High Ridge Park
Stamford, CT 06905
Attention: Brian Fisher, Esq.
Facsimile: 203-956-1206
Electronic mail: bfisher@affiniongroup.com

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036
Attention: Adam Weinstein, Esq.
Facsimile: 212-872-1002
Electronic mail: aweinstein@akingump.com

8.2No Survival of Representations and Warranties, etc. None of the representations and warranties made in Section 3 or Section 4 hereof shall survive the Effective Date.

8.3Assignment. This Agreement is intended to bind and inure to the benefit of the Parties hereto and their respective successors, assigns, heirs, executors, administrators, and representatives; provided, however, that nothing contained in this Section 8.3 shall be deemed to permit any transfer other than in accordance with the terms of this Agreement.   This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement, and nothing expressed or referred to in this Agreement will be construed to give any person, other than the Parties to this Agreement, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. Notwithstanding the foregoing, the Backstop Provider, may assign its rights and obligations hereunder to any Affiliate thereof, provided that any such assignment shall not release such Party from any of its obligations under this Agreement to the extent such obligations are not satisfied by any Affiliate to which such obligations are assigned.

8.4Entire Agreement; Several Obligations. This Agreement, including the terms of the agreements contemplated hereby and referred to herein contain the entire agreement by and between the Company and the Backstop Provider with respect to the Transactions and supersedes all prior agreements and representations, written or oral, with respect thereto. To the extent there is an inconsistency between the provisions in this Agreement and the agreements contemplated hereby and referred to herein, the provisions in this Agreement shall control.

8.5	Waivers and Amendments.

(a)Any provision of this Agreement (including its Exhibits, Annexes, Schedules, and any attachments thereto) may be amended or waived, if, and only if, such amendment or waiver is in writing and signed by (i) the Affinion Parties; and (ii) the Backstop Provider.

(b)None of the following amendments or modifications shall be enforceable against the Backstop Provider without the consent of the Backstop Provider:

(i)extend the Outside Date to a period beyond November 2, 2015;

(ii)change the stated maturity of the principal of, the payment date of any installment of interest on, the interest rate or cash or PIK payment amount of any New International Notes;

(iii)reduce the principal amount of any New International Notes;

(iv)change the place or currency of payment of principal of, or any interest on, any New International Notes; and

(v)reduce the percentage in aggregate principal amount of Existing Notes whose holders must consent to a modification to or amendment of any provision hereof.

(c)Notwithstanding anything herein to the contrary, no modifications, amendments or waivers the effect of which would be to change, modify, amend or waive, as applicable, (i) the “Termination Date”, “Consent Time”, “Outside Commencement Date”, “Tender Conditions” (as defined in the Offering Memorandum), “Minimum Conditions” (as defined in the Offering Memorandum), or “Exchange Conditions” (as defined in the Offering Memorandum), or (ii) any material economic or governance terms in any of the Definitive Documentation (in the form attached to the RSA upon execution and delivery thereof) may be made without the written consent of the Backstop Provider.

(d)Any waiver of any obligation by the Affinion Parties shall be signed by the Backstop Provider. Any waiver by any of the Affinion Parties need not be signed by the Backstop Provider.

(e)No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Choice of Laws; Submission to Jurisdiction; Waiver of Jury Trial

. The validity of this Agreement, the construction, interpretation, and enforcement hereof, and the rights of the Parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed and enforced in accordance with the internal laws of the State of New York without regard to any conflicts of laws principles (but including and giving effect to Sections 5-1401 and 5-1402 of the New York General Obligations Law) that would result in the application of the law of another jurisdiction. Each Party to this Agreement agrees that, in connection with any legal suit or proceeding arising with respect to this Agreement, it shall submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York or the applicable New York state court located in New York County and agrees to venue in such courts. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.7Counterparts. This Agreement may be executed in any number of counterparts and by different Parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

8.8Headings. The section headings of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed to be part of this Agreement or otherwise affect the meaning or interpretation of this Agreement.

8.9Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8.10Termination. Unless otherwise agreed to in writing by the Parties hereto, the rights and obligations of the Parties under this Agreement shall terminate:

(a)upon the termination of the RSA pursuant to its terms;

(b)if the Company and the Backstop Provider agree to terminate this Agreement; or

(c)if this Agreement is terminated if the Effective Date has not occurred by the Outside Date.

Regardless of the termination of this Agreement pursuant to this Section 8.10, (i) the Parties shall remain liable for breaches of this Agreement prior to its termination and (ii) the Company and the Issuer shall remain liable for the indemnity and reimbursement obligations set forth in Section 5.5.

8.11No Interpretation Against Drafter. This Agreement is the product of negotiations between the Parties hereto represented by counsel, and any rules of construction relating to interpretation against the drafter of an agreement shall not apply to this Agreement and are expressly waived.

8.12Specific Performance. Without limiting the rights of each Party hereto to pursue all other legal and equitable rights available to such Party for any other Party’s failure to perform each of its obligations under this Agreement, it is understood and agreed by each of the Parties that any breach of or threatened breach of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and, accordingly, the Parties agree that, in addition to any other remedies, each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief for any such breach or threatened breach.

8.13No Recourse Against Related Parties. Notwithstanding anything to the contrary set forth in this Agreement, none of the Parties’ Related Parties or any of their Related Parties (in each case other than the Affinion Parties, the Backstop Provider or any of their respective assignees under this Agreement) shall have any liability, personal or otherwise, or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement for any breach, loss, or damage for (i) any damages suffered as a result of the failure of the Exchange Offers or the Rights Offering to be consummated and (ii) any other damages suffered as a result of or under this Agreement and the Transactions (or in respect of any oral representations made or alleged to be made in connection herewith or therewith).  As used herein, “Related Parties” of a person or entity means any of its former, current, and/or future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, Subsidiaries, members, managers, general or limited partners or assignees.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

AFFINION GROUP HOLDINGS, INC.

By:	/s/ Greg Miller
Name: Greg Miller
Title: Chief Financial Officer

AFFINION INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Michele Conforti
Name: Michele Conforti
Title: President & Managing Director

BACKSTOP PROVIDER

Name of Institution:Empyrean Capital Partners, L.P.

By:/s/ C. Martin Meekins

Name:  C. Martin Meekins
Title:  Authorized Person

Address:

10250 Constellation Blvd., Suite 2950

Los Angeles, CA 90067